NXP Semiconductors Reports Third Quarter 2022 Results
EINDHOVEN, The Netherlands, October 31, 2022 – NXP Semiconductors N.V. (NASDAQ: NXPI) today reported financial results for the third quarter, ended October 2, 2022.

“NXP delivered quarterly revenue of $3.45 billion, an increase of 20 percent year-on-year and above the mid-point of our guidance range. Overall in the third quarter, we performed very well; however, we were impacted by the weakening macro-environment in our consumer-exposed IoT business. At the same time, demand in both the automotive and industrial markets continues to be resilient, driven by secular and company-specific drivers, along with incrementally improved supply. Looking ahead, while we continue to be supply constrained, we are cautious in the intermediate term, due to the uncertainties in the macro environment," said Kurt Sievers, NXP President and Chief Executive Officer.

Key Highlights for the Third Quarter 2022:
•Revenue was $3.45 billion, up 20.4 percent year-on-year;
•GAAP gross margin was 57.1 percent, and GAAP operating margin was 29.1 percent;
•Non-GAAP gross margin was 58.0 percent, and non-GAAP operating margin was 36.9 percent;
•Cash flow from operations was $1,144 million, with net capex investments of $281 million, resulting in non-GAAP free cash flow of $863 million;
•During the third quarter of 2022, NXP repurchased 2.50 million shares for a total cost of $400 million and paid cash dividends of $223 million, returning $623 million to shareholders. On a trailing twelve month basis capital return to shareholders represented $2,448 billion or 98 percent of non-GAAP free cash flow.
•Between October 3, 2022 and October 28, 2022, NXP repurchased via a 10b5-1 program an additional 1.77 million shares for a total cost of $260 million;
•On August 5, 2022, the NXP Board of Directors approved the payment of an interim dividend for the third quarter 2022 of $0.845 per ordinary share. The interim dividend was paid in cash on October 6, 2022 to shareholders of record as of September 15, 2022;
•On August 26, 2022, NXP B.V., together with NXP Funding LLC, amended and restated its revolving credit agreement entered into on June 11, 2019. The amended and restated revolving credit agreement provides for $2,500 million of senior unsecured revolving credit commitments and is scheduled to mature on August 26, 2027;
•On August 24, 2022 NXP announced expanded and strong customer engagements for its entire S32 family of domain and zonal automotive processors. This includes several recent awards with leading automotive OEMs in Europe, the Americas, Asia and China and highlights the appeal and traction of the S32 platform. This includes a major automotive OEM’s selection of NXP’s S32 family of automotive processors and microcontrollers to be used across its fleet of future vehicles, beginning mid-decade. The resulting multi-year supply agreement spans the S32 family, including the upcoming 5nm ASIL-D processors;
•On September 14, 2022 NXP announced its new higher power BTS7202 RX Front End Modules (FEM) and BTS6403/6305 pre-drivers for 5G massive multiple-input multiple-output (MIMO) going up to 20 W per channel. Developed and implemented in NXP’s silicon germanium (SiGe) process, the devices operate with modest current consumption to reduce operational costs for mobile network operators (MNOs);
•On September 28, 2022 NXP released its 2nd generation RFCMOS radar transceiver family to production. The TEF82xx is the successor to the market-proven TEF810x, which has already shipped tens of millions of units. Optimized for fast chirp modulation, the device supports short-, medium- and long-range radar applications, including cascaded high-resolution imaging radar. It enables 360-degree sensing for critical safety applications, including automated emergency braking, adaptive cruise control, blind-spot monitoring, cross-traffic alert and automated parking.

Summary of Reported Third Quarter 2022 ($ millions, unaudited) (1)

	Q3 2022	Q2 2022	Q3 2021	Q - Q	Y - Y
Total Revenue	$3,445	$3,312	$2,861	4%	20%
GAAP Gross Profit	$1,967	$1,882	$1,583	5%	24%
Gross Profit Adjustments (i)	$(32)	$(33)	$(34)
Non-GAAP Gross Profit	$1,999	$1,915	$1,617	4%	24%
GAAP Gross Margin	57.1%	56.8%	55.3%
Non-GAAP Gross Margin	58.0%	57.8%	56.5%
GAAP Operating Income / (Loss)	$1,001	$943	$711	6%	41%
Operating Income Adjustments (i)	$(270)	$(250)	$(248)
Non-GAAP Operating Income	$1,271	$1,193	$959	7%	33%
GAAP Operating Margin	29.1%	28.5%	24.9%
Non-GAAP Operating Margin	36.9%	36.0%	33.5%

Additional information
	Q3 2022	Q2 2022	Q3 2021	Q - Q	Y - Y
Automotive	$1,804	$1,713	$1,455	5%	24%
Industrial & IoT	$713	$713	$607	—%	17%
Mobile	$410	$388	$345	6%	19%
Comm. Infra. & Other	$518	$498	$454	4%	14%
DIO	99	94	85
DPO	96	94	83
DSO	27	27	31
Cash Conversion Cycle	30	27	33
Channel Inventory (months)	1.6	1.6	1.6
Financial Leverage (ii)	1.4x	1.5x	1.9x
1.Additional Information for the Third Quarter 2022:
i.For an explanation of GAAP to non-GAAP adjustments, please see “Non-GAAP Financial Measures”.
ii.Financial leverage is defined as net debt divided by trailing twelve months adjusted EBITDA.
•Net cash paid for income taxes related to on-going operations was $160 million; and
•Weighted average number of diluted shares for the three-month period ended October 2, 2022 was 264.7 million.

Guidance for the Fourth Quarter 2022: ($ millions) (1)

	Guidance Range
	GAAP			Reconciliation	non-GAAP
	Low	Mid	High		Low	Mid	High
Total Revenue	$3,200	$3,300	$3,400		$3,200	$3,300	$3,400
Q-Q	-7%	-4%	-1%		-7%	-4%	-1%
Y-Y	5%	9%	12%		5%	9%	12%
Gross Profit	$1,802	$1,876	$1,950	$(32)	$1,834	$1,908	$1,982
Gross Margin	56.3%	56.8%	57.4%		57.3%	57.8%	58.3%
Operating Income (loss)	$894	$958	$1,022	$(230)	$1,124	$1,188	$1,252
Operating Margin	27.9%	29.0%	30.1%		35.1%	36.0%	36.8%
Financial Income (expense)	$(84)	$(84)	$(84)	$(3)	$(81)	$(81)	$(81)
Note (1) Additional Information:

1.GAAP Gross Profit is expected to include Purchase Price Accounting (“PPA”) effects, $(15) million; Stock Based Compensation, $(13) million; Other Incidentals, $(4) million;
2.GAAP Operating Income (loss) is expected to include PPA effects, $(125) million; Stock Based Compensation, $(96) million; Restructuring and Other Incidentals, $(9) million;
3.GAAP Financial Income (expense) is expected to include Other financial expense $(3) million;
4.Net cash paid for income taxes related to on-going operations is expected to be approximately $(140) million;
5.Non-controlling interest is expected to be approximately $(12) million;
6.Weighted average diluted share count is expected to be approximately 262 million.

NXP has based the guidance included in this release on judgments and estimates that management believes are reasonable given its assessment of historical trends and other information reasonably available as of the date of this release. Please note, the guidance included in this release consists of predictions only, and is subject to a wide range of known and unknown risks and uncertainties, many of which are beyond NXP's control. The guidance included in this release should not be regarded as representations by NXP that the estimated results will be achieved. Actual results may vary materially from the guidance we provide today. In relation to the use of non-GAAP financial information see the note regarding "Non-GAAP Financial Measures" below. For the factors, risks, and uncertainties to which judgments, estimates and forward-looking statements generally are subject see the note regarding "Forward-looking Statements." We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Non-GAAP Financial Measures

In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures, that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (“GAAP”). In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of these non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the financial statements portion of this release in a schedule entitled “Financial Reconciliation of GAAP to non-GAAP Results (unaudited).” Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with GAAP, NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Amortization of acquisition-related intangible assets, (vi) Other income, (vii) Operating income (loss), (viii) Operating margin, (ix) Financial Income (expense), (x) adjusted net income, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xi) free cash flow and free cash flow as a percent of Revenue. The non-GAAP information excludes the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, non-cash interest expense on convertible notes, extinguishment of debt, and foreign exchange gains and losses.

Conference Call and Webcast Information
The company will host a conference call with the financial community on Tuesday, November 1, 2022 at 8:00 a.m. U.S. Eastern Daylight Time (EDT) to review the third quarter 2022 results in detail.

Interested parties may preregister to obtain a user-specific access code for the call here.

The call will be webcast and can be accessed from the NXP Investor Relations website at www.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) enables a smarter, safer and more sustainable world through innovation. As a world leader in secure connectivity solutions for embedded applications, NXP is pushing boundaries in the automotive, industrial & IoT, mobile, and communication infrastructure markets. Built on more than 60 years of combined experience and expertise, the company has approximately 31,000 employees in more than 30 countries and posted revenue of $11.06 billion in 2021. Find out more at www.nxp.com.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, the expected material weakness in our internal control over financial reporting, including the timeline to remediate the expected material weakness, market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; our ability to successfully introduce new technologies and products; the demand for the goods into which NXP’s products are incorporated; potential impacts of the COVID-19 pandemic; trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to NXP's established supply chains; the impact of government actions and regulations, including restrictions on the export of US-regulated products and technology; the ability to generate sufficient cash, raise sufficient capital or refinance corporate debt at or before maturity to meet both NXP's debt service and research and development and capital investment requirements; our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers to meet demand; our access to production capacity from third-party outsourcing partners, and any events that might affect their business or NXP’s relationship with them; our ability to secure adequate and timely supply of equipment and materials from suppliers; our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; our ability to form strategic partnerships and joint ventures and to successfully cooperate with our alliance partners; our ability to win competitive bid selection processes; our ability to develop products for use in customers’ equipment and products; the ability to successfully hire and retain key management and senior product engineers; the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; and, the ability to maintain good relationships with NXP's suppliers. In addition, this document contains information concerning the semiconductor industry and NXP’s market and business segments generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry and NXP's market and business segments may develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. There can be no assurances that a pandemic, epidemic or outbreak of a contagious diseases, such as COVID-19, will not have a material and adverse impact on our business, operating results and financial condition in the future. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Jacey Zuniga
jeff.palmer@nxp.com                                jacey.zuniga@nxp.com
+1 408 518 5411                                    +1 512 895 7398

NXP-CORP

NXP Semiconductors
Table 1: Condensed consolidated statement of operations (unaudited)

($ in millions except share data)	Three months ended
	October 2, 2022	July 3, 2022	October 3, 2021

Revenue	$3,445	$3,312	$2,861
Cost of revenue	(1,478)	(1,430)	(1,278)
Gross profit	1,967	1,882	1,583
Research and development	(548)	(542)	(492)
Selling, general and administrative	(289)	(265)	(243)
Amortization of acquisition-related intangible assets	(131)	(134)	(137)
Total operating expenses	(968)	(941)	(872)
Other income (expense)	2	2	—
Operating income (loss)	1,001	943	711
Financial income (expense):
Extinguishment of debt	—	(18)	—
Other financial income (expense)	(98)	(110)	(93)
Income (loss) before income taxes	903	815	618
Benefit (provision) for income taxes	(149)	(129)	(95)
Results relating to equity-accounted investees	(4)	(3)	3
Net income (loss)	750	683	526
Less: Net income (loss) attributable to non-controlling interests	12	13	7
Net income (loss) attributable to stockholders	738	670	519

Earnings per share data:
Net income (loss) per common share attributable to stockholders in $
Basic	$2.81	$2.55	$1.95
Diluted	$2.79	$2.53	$1.91

Weighted average number of shares of common stock outstanding during the period (in thousands):
Basic	262,180	262,579	266,557
Diluted	264,705	264,692	271,359

NXP Semiconductors
Table 2: Condensed consolidated balance sheet (unaudited)

($ in millions)	As of
	October 2, 2022	July 3, 2022	October 3, 2021
ASSETS
Current assets:
Cash and cash equivalents	$3,759	$3,545	$2,303
Accounts receivable, net	1,012	996	979
Inventories, net	1,581	1,462	1,173
Other current assets	351	317	266
Total current assets	6,703	6,320	4,721

Non-current assets:
Other non-current assets	1,940	1,848	1,070
Property, plant and equipment, net	2,971	2,914	2,510
Identified intangible assets, net	1,417	1,527	1,741
Goodwill	9,909	9,930	9,968
Total non-current assets	16,237	16,219	15,289

Total assets	22,940	22,539	20,010

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	1,534	1,462	1,140
Restructuring liabilities-current	8	12	30
Other current liabilities	1,677	1,467	1,269
Short-term debt	—	—	999
Total current liabilities	3,219	2,941	3,438

Non-current liabilities:
Long-term debt	11,162	11,160	8,594
Restructuring liabilities	12	12	13
Deferred tax liabilities	39	41	84
Other non-current liabilities	1,123	1,159	909
Total non-current liabilities	12,336	12,372	9,600

Non-controlling interests	279	264	234
Stockholders’ equity	7,106	6,962	6,738
Total equity	7,385	7,226	6,972

Total liabilities and equity	22,940	22,539	20,010

NXP Semiconductors
Table 3: Condensed consolidated statement of cash flows (unaudited)

($ in millions)	Three months ended
	October 2, 2022		July 3, 2022	October 3, 2021
Cash flows from operating activities:
Net income (loss)	$750		$683	$526
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	321		317	306
Stock-based compensation	89		89	81
Amortization of discount (premium) on debt, net	1		—	—
Amortization of debt issuance costs	2		1	2
Net (gain) loss on sale of assets	(1)		—	—
(Gain) loss on extinguishment of debt	—		18	—
Results relating to equity-accounted investees	4		3	(3)
(Gain) loss on equity securities, net	2		8	(4)
Deferred tax expense (benefit)	(98)		(65)	(6)
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other current assets	(54)		(50)	16
(Increase) decrease in inventories	(119)		(151)	(57)
Increase (decrease) in accounts payable and other liabilities	275		4	118
(Increase) decrease in other non-current assets	(37)		(41)	(46)
Exchange differences	1		(3)	(3)
Other items	8		6	(6)
Net cash provided by (used for) operating activities	1,144		819	924

Cash flows from investing activities:
Purchase of identified intangible assets	(50)		(29)	(27)
Capital expenditures on property, plant and equipment	(282)		(268)	(201)
Purchase of equipment leased to others	—		—	(14)
Insurance recoveries received for equipment damage	—		—	7
Proceeds from the disposals of property, plant and equipment	1		—	1
Purchase of interests in businesses, net of cash acquired	(22)		(1)	(16)
Purchase of investments	(7)		(2)	—
Proceeds from the sale of investments	—		12	—
Proceeds from return of equity investments	—		—	2
Net cash provided by (used for) investing activities	(360)		(288)	(248)

Cash flows from financing activities:
Repurchase of long-term debt	—		(917)	—
Proceeds from the issuance of long-term debt	—		1,496	—
Cash paid for debt issuance costs	—		(12)	—
Dividends paid to common stockholders	(223)		(222)	(152)
Proceeds from issuance of common stock through stock plans	30		—	29
Purchase of treasury shares and restricted stock unit withholdings	(366)	1)	(2)	(1,157)
Other, net	—		(1)	—
Net cash provided by (used for) financing activities	(559)		342	(1,280)

Effect of changes in exchange rates on cash positions	(11)		(11)	(3)
Increase (decrease) in cash and cash equivalents	214		862	(607)
Cash and cash equivalents at beginning of period	3,545		2,683	2,910
Cash and cash equivalents at end of period	3,759		3,545	2,303

Net cash paid during the period for:
Interest	39		133	56
Income taxes, net of refunds	160		150	89
Net gain (loss) on sale of assets:
Cash proceeds from the sale of assets	1		—	—
Book value of these assets	—		—	—
Non-cash investing activities:
Non-cash capital expenditures	176		243	224
1) Represents cash paid during the quarter, excluding $34 million unsettled repurchase transactions with a trade date plus two days settlement.

NXP Semiconductors
Table 4: Financial Reconciliation of GAAP to non-GAAP Results (unaudited)

($ in millions)	Three months ended
	October 2, 2022	July 3, 2022	October 3, 2021
Revenue	$3,445	$3,312	$2,861
GAAP Gross Profit	$1,967	$1,882	$1,583
PPA Effects	(15)	(14)	(20)
Restructuring	—	3	—
Stock Based Compensation	(12)	(12)	(10)
Other incidentals	(5)	(10)	(4)
Non-GAAP Gross Profit	$1,999	$1,915	$1,617
GAAP Gross margin	57.1%	56.8%	55.3%
Non-GAAP Gross margin	58.0%	57.8%	56.5%
GAAP Research and development	$(548)	$(542)	$(492)
Restructuring	—	1	—
Stock based compensation	(45)	(45)	(40)
Other incidentals	(1)	(3)	(2)
Non-GAAP Research and development	$(502)	$(495)	$(450)
GAAP Selling, general and administrative	$(289)	$(265)	$(243)
PPA effects	(2)	(1)	(2)
Stock based compensation	(32)	(32)	(31)
Other incidentals	(27)	(3)	(3)
Non-GAAP Selling, general and administrative	$(228)	$(229)	$(207)
GAAP amortization of acquisition-related intangible assets	$(131)	$(134)	$(137)
PPA effects	(131)	(134)	(137)
Non-GAAP amortization of acquisition-related intangible assets	$—	$—	$—
GAAP Other income (expense)	$2	$2	$—
Non-GAAP Other income (expense)	$2	$2	$(1)
GAAP Operating income (loss)	$1,001	$943	$711
PPA effects	(148)	(149)	(159)
Restructuring	—	4	—
Stock based compensation	(89)	(89)	(81)
Other incidentals	(33)	(16)	(8)
Non-GAAP Operating income (loss)	$1,271	$1,193	$959
GAAP Operating margin	29.1%	28.5%	24.9%
Non-GAAP Operating margin	36.9%	36.0%	33.5%
GAAP Financial income (expense)	$(98)	$(128)	$(93)
Foreign exchange gain (loss)	(2)	(2)	1
Gain (loss) on extinguishment of long-term debt	—	(18)	—
Other financial income (expense)	(5)	(11)	—
Non-GAAP Financial income (expense)	$(91)	$(97)	$(94)

NXP Semiconductors
Table 5: Adjusted EBITDA and Free Cash Flow (unaudited)

($ in millions)	Three months ended
	October 2, 2022	July 3, 2022	October 3, 2021
Net income (loss)	$750	$683	$526
Reconciling items to adjusted net income
Financial (income) expense	98	128	93
(Benefit) provision for income taxes	149	129	95
Depreciation	156	149	139
Amortization	165	168	167
Adjusted net income	$1,318	$1,257	$1,020
Reconciling items to adjusted EBITDA
Results of equity-accounted investees	4	3	(3)
Restructuring	—	(4)	—
Stock based costs	89	89	81
Other incidental items	33	16	8
Adjusted EBITDA	$1,444	$1,361	$1,106
Trailing twelve month adjusted EBITDA	$5,299	$4,961	$3,924

($ in millions)	Three months ended
	October 2, 2022	July 3, 2022	October 3, 2021
Net cash provided by (used for) operating activities	$1,144	$819	$924
Net capital expenditures on property, plant and equipment	(281)	(268)	(200)
Non-GAAP free cash flow	$863	$551	$724
Trailing twelve month non-GAAP free cash flow	$2,510	$2,371	$2,718
Trailing twelve month non-GAAP free cash flow as percent of Revenue	19%	19%	26%